EX-99.B-77I

SUB-ITEM 77I: Terms of new or amended securities

Shares of Ivy Global Equity Income Fund

Registration Statement describing shares of Ivy Global Equity Income Fund, a series of the Registrant, was filed with the Securities and Exchange Commission by EDGAR on June 1, 2012 in Post-Effective Amendment No. 73 to the Registration Statement on Form N-1A, and is incorporated by reference herein.

Appendix A to Rule 18f-3 Plan

Appendix A to the Plan Pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended June 4, 2012, was filed with the Securities and Exchange Commission by EDGAR on June 1, 2012 in Post-Effective Amendment No. 73 to the Registration Statement on Form N-1A, and is incorporated by reference herein.